UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

Benitec Biopharma Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39267	84-4620206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Baker Tilly US, LLP (“Baker Tilly”), the Company’s independent registered public accounting firm, has served as the Company’s auditor since 2020. As a matter of good corporate governance, the Company completed a process to review the engagement of the Company’s independent registered public accounting firm to audit the Company’s future consolidated financial statements. As further outlined below, as a result of such process, the Company appointed Ernst & Young LLP (“EY”).

(a) Previous Independent Registered Public Accounting Firm

On September 18, 2026, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) determined to dismiss Baker Tilly and on September 21, 2026 notified Baker Tilly of its dismissal and decision to change its independent registered public accounting firm.

The audit reports of Baker Tilly on the financial statements of the Company as of and for the fiscal years ended June 30, 2026 and 2025 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to going concern, uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended June 30, 2026 and 2025, and in the subsequent period through September 21, 2026, there were (i) no disagreements between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in their audit report, and (ii) no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting, as reported in Item 9A of Part II of the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, filed with the U.S Securities and Exchange Commission (“SEC”) on September 22, 2025, related to inadequate design and implementation of controls over share-based compensation calculation review process. The Company remediated the material weakness as of June 30, 2026, as reported in Item 9A of Part II of the Company’s Annual Report on Form 10-K for the year ended June 30, 2026, filed with the SEC on September 14, 2026. The Company and the Audit Committee have discussed the reportable event described above with Baker Tilly and have authorized Baker Tilly to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness. The Company has provided Baker Tilly with a copy of the disclosure set forth in this Item 4.01 and has requested that Baker Tilly furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of Baker Tilly’s letter, dated September 24, 2026, is filed as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

The Audit Committee appointed EY as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027. The Company’s formal engagement of EY remains subject to EY completing its client acceptance process.

During the fiscal years ended June 30, 2026 and 2025 and in the subsequent period through September 21, 2026, neither the Company nor anyone acting on the Company’s behalf, consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a “disagreement” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Baker Tilly US, LLP dated September 24, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENITEC BIOPHARMA INC.

Date:	September 24, 2026	By:	/s/ Dr. Jerel A. Banks
		Name: Title:	Dr. Jerel A. Banks Chief Executive Officer